UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2026
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On February 2, 2026, Tyson Foods, Inc. (the “Company,” or "our") announced that effective for the first quarter of fiscal 2026, the Company no longer allocates corporate expenses and amortization to segments as these items are no longer used by our Chief Operating Decision Maker ("CODM") in assessing the performance of, or in allocating resources to, the segments. Accordingly, the Company changed its segment reporting to separately disclose corporate expenses and amortization from its reportable segments and identified International as a reportable segment.
The Company's President and Chief Executive Officer is the CODM of the Company. Commencing in the first quarter of fiscal 2026, corporate expenses and amortization are no longer used by our CODM in assessing the performance of, or in allocating resources to, the segments. The CODM uses segment operating income (loss) as the segment profitability measure to assess performance and allocate resources. Segment operating income (loss) is now defined as Operating Income (Loss) less corporate expenses and amortization to account for the changes to segment results described above. Corporate expenses are unallocated general and administrative costs, including the costs of corporate functions, that are shared across multiple segments. Amortization includes amortization generated from intangible assets including brands and trademarks, customer relationships, supply arrangements, patents and intellectual property, land use rights and software. Segment operating income (loss) measure is utilized during our budgeting and forecasting process to assess profitability and to enable decision making regarding strategic initiatives and capital investments across all reportable segments. Our CODM considers variances of actual performance to our annual operating plan and periodic forecasts when making decisions.
As a result of the changes described above, all prior period amounts for each fiscal quarter and fiscal year ended 2025, 2024 and 2023 have been recast to reflect the new presentation of Segment operating income (loss). A summary of the recast Segment operating income (loss), as reported, is presented in Exhibit 99.1.
Item 7.01. Regulation FD Disclosure
As described in Item 8.01, on February 2, 2026, the Company announced that effective for the first quarter of fiscal 2026, the Company no longer allocates corporate expenses and amortization to segments as these items are no longer used by our CODM in assessing the performance of, or in allocating resources to, the segments. Accordingly, the Company changed its segment reporting to separately disclose corporate expenses and amortization from its reportable segments and identified International as a reportable segment. As a result of these changes described above, all prior period amounts for each fiscal quarter and fiscal year ended 2025, 2024 and 2023 have been recast to reflect the new presentation of Segment operating income (loss). A summary of the recast Segment operating income (loss), as adjusted, is presented in Exhibit 99.2.
The information in the preceding paragraphs, as well as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.		Description

99.1	*	Schedule of Recast Historical Financial Data (GAAP) for each fiscal quarter and fiscal year ended 2025, 2024 and 2023

99.2	**	Schedule of Recast Historical Financial Data (Non-GAAP) for each fiscal quarter and fiscal year ended 2025, 2024 and 2023

104		Cover Page Interactive Data File formatted in iXBRL.
	*	Filed herewith
	**	Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 2, 2026	By:	/s/ Curt T. Calaway

	Name:	Curt T. Calaway
	Title:	Chief Financial Officer

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